FOR RMA California Municipal Money Fund


For filing period ended December 31, 1995       Exhibit 77Q (1)
File number 811-3946

The Combined Proxy Statement and Prospectus (the "Proxy Statement") included in the Registrant's Registration Statement on Form N-14 filed with the Securities and Exchange Commission through EDGAR on September 26, 1995, (Accession No. : 0000950136-95-000317), is incorporated herein by reference in response to this Sub-Item.